Ex. 99.3

SECURITIES AND EXCHANGE COMMISSION SANCTIONED
FOR VIOLATION OF FEDERAL RULES OF CIVIL PROCEDURE

WACO, Texas – August 20, 2012 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI), announced today that United States District Court for the Western District of Texas on Friday issued an order sanctioning the Securities and Exchange Commission for violating the Federal Rules of Civil Procedure and ordering that federal agency pay Life Partners Holdings $5,000 in attorney’s fees.

The order, which was the result of a motion for sanctions filed by Life Partners, finds that the Securities and Exchange Commission violated the Federal Rules of Civil Procedure by taking the deposition of a non-party witness without proper notice to Defendants, without conference with opposing counsel and without asking leave from the Court.

In its seven page order, the Court stated that “administrative agencies are unquestionably bound by the rules when they are parties in civil actions.” The Securities and Exchange Commission filed a civil action against Life Partners Holdings, Inc. and certain of its officers in January of this year. The company’s wholly owned subsidiary, Life Partners, Inc., was not named in the civil action.

The company has previously stated it believes the action is without merit and will vigorously defend itself and its officers.

Visit our website at: www.lphi.com.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding the basis, outcome or duration of the legal proceeding, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

LPHI-G

Life Partners Holdings, Inc.
Shareholder Relations, 254-751-7797
info@lifepartnersinc.com

Source: Life Partners Holdings, Inc.

7